UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 12, 2006

THE MACERICH COMPANY

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-12504	95-4448705
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 Wilshire Boulevard Suite 700 Santa Monica, California		90401
(Address of Principal Executive Offices)		(Zip Code)

(310) 394-6000
(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

On January 12, 2006, The Macerich Company (“the Company”) issued a press release announcing  that The Macerich Partnership, L.P., the Company’s operating partnership, has entered into an agreement to acquire Valley River Center from the private real estate development and investment company Grosvenor. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

Included in this Form 8-K under Item 9.01 is the Unaudited Pro Forma Consolidated Statement of Operations and notes thereto for the nine months ended September 30, 2005 relating to the acquisition by the Company of Wilmorite Properties, Inc. (“Wilmorite”) and Wilmorite Holdings, L.P. (“Wilmorite Holdings”), which was consummated on April 25, 2005.

Item 9.01                                           Financial Statements and Exhibits.

(b)           Pro forma financial information

The following unaudited pro forma consolidated financial information reflects the acquisition of Wilmorite and Wilmorite Holdings by the Company and The Macerich Partnership, L.P. (“Macerich LP”) on April 25, 2005.  The total purchase price was approximately $2.333 billion, including the assumption of approximately $878.4 million of existing debt with an average interest rate of 6.43% and the issuance of $234 million of convertible preferred units (“CPUs”) and $5.8 million of common units in Wilmorite Holdings.  The balance of the consideration to the equity holders of Wilmorite and Wilmorite Holdings was paid in cash, which was provided primarily by a five-year, $450 million term loan bearing interest at LIBOR plus 1.50%, a $650 million acquisition loan with a term of up to two years and bearing interest initially at LIBOR plus 1.60% and approximately $114.8 million from the Company’s existing revolving line of credit bearing interest at LIBOR plus 1.75%, depending on the Company’s overall leverage level.  Following the closing, an affiliate of Macerich LP became the general partner and with Macerich affiliates owns approximately 83% of Wilmorite Holdings, with the remaining 17% held by those limited partners of Wilmorite Holdings who elected to receive CPUs or common units in Wilmorite Holdings rather than cash.  Approximately $213 million of the CPUs can be redeemed, subject to certain conditions, for the portion of the Wilmorite portfolio generally located in the area of Rochester, New York.

The historical financial information of the Company for the nine months ended September 30, 2005 and Wilmorite Holdings for the period January 1, 2005 to April 25, 2005 have been derived from the Company’s and Wilmorite Holdings’ consolidated financial statements.  The unaudited pro forma consolidated financial information should be read in conjunction with the accompanying notes thereto and with the financial statements of the Company and Wilmorite Holdings.  The unaudited pro forma consolidated financial information does not purport to be indicative of the financial position or operating results which would have been achieved had the Wilmorite acquisition been consummated as of the dates indicated and should not be construed as representative of future financial position or operating results.  In the opinion of the Company’s management, all adjustments necessary to reflect the effects of the acquisition have been made.

THE MACERICH COMPANY (the “Company”)

CONSOLIDATED STATEMENT OF OPERATIONS – PRO FORMA (Unaudited)

DOLLARS IN THOUSANDS (Except share and per share amounts)

	Historical(A) Company September 30, 2005	Historical(B) Wilmorite Holdings January 1, 2005 to April 25, 2005	Pro Forma Adjustments		Pro Forma Company September 30, 2005
Revenues:
Minimum rents	$330,218	$37,109	$—		$367,327
Percentage rents	11,114	279	—		11,393
Tenant recoveries	167,018	23,844	—		190,862
Management Companies	18,362	—	—		18,362
Other	16,470	4,028	—		20,498
Total revenues	543,182	65,260	—		608,442

Expenses:
Shopping center and operating expenses	176,055	27,899	—		203,954
Management Companies’ operating expenses	35,086	—	—		35,086
REIT general and administrative expenses	9,937	59,385	(58,385	)(1)	10,937
	221,078	87,284	(58,385)		249,977
Interest expense:
Related parties	6,940	—	—		6,940
Others	168,689	18,672	11,322	(2)	198,683
Total interest expense	175,629	18,672	11,322		205,623

Depreciation and amortization	147,595	8,860	5,664	(3)	162,119
Equity in income of unconsolidated joint ventures	46,416	4,373	(3,698	)(4)	47,091
Gain (loss) on sale of assets	1,177	(64)	64	(5)	1,177
Income from continuing operations	46,473	(45,247)	37,765		38,991
Discontinued operations:
Gain on sale of assets	297	—	—		297
Income from discontinued operations	2,466	—	—		2,466
Total from discontinued operations	2,763	0	0		2,763
Income before minority interest	49,236	(45,247)	37,765		41,754
Less: Minority interest – Wilmorite Holdings	—	1,340	—		1,340
Less: Minority interest – Macerich Partnership L.P.	7,085	—	(2,316	)(6)	4,769
Net income (loss)	42,151	(46,587)	40,081		35,645
Less: Preferred dividends	13,197	—	4,243	(7)	17,440
Net income (loss) available to common stockholders	$28,954	$(46,587)	$35,838		$18,205
Earnings per common share – basic:
Income from continuing operations	$0.45				$0.27
Discontinued operations	0.04				0.04
Net income per share available to common stockholders	$0.49				$0.31
Weighted average number of common shares outstanding – basic	59,073,000				59,073,000
Earnings per common share – diluted:
Income from continuing operations	$0.45				$0.27
Discontinued operations	0.04				0.04
Net income per share available to common stockholders	$0.49				$0.31
Weighted average number of common shares outstanding - diluted	73,522,000				73,522,000

Notes:

(A)          This information should be read in conjunction with the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2005.

(B)           Certain reclassifications have been made in the Wilmorite Holdings’ consolidated financial statements to conform to the financial statement presentation used by the Company.

(1)           Reflects elimination of corporate general and administrative expense of Wilmorite Holdings for the period January 1, 2005 to April 25, 2005, including approximately $54.7 million of transaction costs relating to the acquisition of Wilmorite by the Company, $.5 million of expenses relating to stock appreciation rights and $3.1 million of other corporate expenses.

(2)           Adjustment includes: 1) interest expense of $18.8 million on corporate debt funded at the acquisition, including i) $650.0 million interim loan initially bearing interest at LIBOR + 1.60%, ii) $450.0 million term loan bearing interest at LIBOR + 1.50%, and iii) approximately $114.8 million on the Company’s revolving line of credit bearing interest at LIBOR + 1.75%, depending on the Company’s overall leverage level; 2) interest expense on mortgage debt of consolidated properties assumed at closing of $11.7 million, net of debt premium; and 3) offset by $18.7 million for historical 2005 interest expense of Wilmorite Holdings for the period January 1, 2005 to April 25, 2005.  LIBOR is assumed at 3.25% for purposes of this adjustment.  In addition, the Company has assessed the market risk for its variable rate debt and believes that a 1/8% increase in interest rates would decrease future earnings and cash flows by approximately $3.6 million per year based on $2.9 billion outstanding of variable rate debt at September 30, 2005.

(3)           Adjustment includes: 1) Depreciation expense of $13.7 million for the nine months ended September 30, 2005, assuming an allocated basis of depreciable property for consolidated properties of $1.3 billion with a 30 year useful life (75% of the $1.7 billion basis for consolidated properties is assumed allocated to depreciable property and the remaining 25% is assumed to be allocated to non-depreciable land); 2) $.8 million of estimated amortization of loan fees on the new corporate debt funded at acquisition for the nine months ended September 30, 2005; and 3) offset by $8.9 million for historical 2005 depreciation and amortization expense of Wilmorite Holdings for the period January 1, 2005 to April 25, 2005.  Basis and useful lives were adjusted in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations, however actual amounts may differ based on lease level analysis to be performed subsequent to closing.

(4)           Represents net adjustment to equity in income of unconsolidated joint ventures to: 1) decrease interest expense by $0.5 million (due to debt premium adjustment); and 2) increase depreciation by $2.7 million for the Company’s share of these line items for unconsolidated joint ventures.

(5)           Historical Wilmorite Holdings’ balance not applicable on a pro-forma basis.

(6)           Computed based on the Minority Interest in The Macerich Partnership, L.P. as of September 30, 2005.

(7)           Estimated dividends on $234.2 million of convertible preferred operating partnership units issued by Wilmorite Holdings at closing with an annual dividend yield of 5.75%.

(c)           Exhibits

Exhibit
Number	Description
99.1	Press release dated January 12, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE MACERICH COMPANY
(Registrant)

		By:	/s/ THOMAS E. O’HERN
Date:	January 12, 2006		Thomas E. O’Hern
Executive Vice President, Chief Financial Officer and Treasurer